UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2011

Hot Topic, Inc.
(Exact name of registrant as specified in charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue
City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Reference is made to the information set forth in Items 2.02 and 9.01 of the Current Report on Form 8-K filed by Hot Topic, Inc. (the “Company”) on March 7, 2011, which is incorporated herein by reference.

The information so incorporated herein by reference is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 23, 2011, the Company’s Board of Directors approved certain business changes to better position the company for growth.  The business changes will involve discontinuing the ShockHound.com business operations; writing down unproductive inventory; and writing down fixed assets that are no longer critical to the strategic direction of the Company.

In connection with the business changes, along with the severance costs related to recent changes in management, the Company estimates that it will incur a total pre-tax charge of approximately $15 million primarily in the first quarter of fiscal 2011, a portion of which will be a non-cash charge of approximately $9 million.  Of the $15 million charge, the Company expects that approximately $6 million will be incurred for the write down of unproductive inventory; $3 million for severance and discontinuing ShockHound.com business operations; $3 million for consulting fees for the review of the Company’s business and operations, including implementation of initiatives resulting from the review; and $3 million for the write down of certain fixed assets.

The Company’s current estimates and assumptions regarding the above changes are subject to significant uncertainty, including the unpredictable results of internal initiatives.  As a result, the Company’s estimated charges and cash outlays may differ from actual and may result in the Company not realizing the anticipated benefits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On March 28, 2011, Amy Kocourek, the Chief Merchandising Officer of the company’s Hot Topic division, left the company.  Lisa Harper, Chief Executive Officer, will assume direct oversight for Hot Topic merchandising.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of a press release that Hot Topic, Inc. issued on March 28, 2011, containing, among other things, earnings guidance for the first quarter and full year of fiscal 2011 and announcing a change in the reporting frequency of sales results.

The information in this Item 7.01 and the corresponding exhibit are being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

In addition, the information set forth in Items 2.05 and 5.02 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description

99.1	Press Release issued by Hot Topic, Inc. dated March 28, 2011.

[Remainder of page intentionally left blank; signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

	By:	/s/ JAMES MCGINTY
James McGinty
Chief Financial Officer

Date: March 28, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Hot Topic, Inc. on March 28, 2011.